                                                                    EXHIBIT 23.4

                          OUTTRIM SZABO ASSOCIATES LTD.

Calgary, Alberta                                           Petroleum Consultants

                                                           March 19, 2002

Vintage Petroleum, Inc.
110 West Seventh Street
Tulsa, Oklahoma  74119

Re: "Form 10-K Filing"

Dear Sir:

     As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Form 10-K with respect to the oil and gas reserves of Vintage Petroleum, Inc., for Canada, the future net revenues from such reserves, and the present value thereof, which information has been included in this Form 10-K in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8, Nos. 33-37505, 333-88297 and 333-53652, and the Registration Statement on Form S-3, No. 333-77619, of Vintage Petroleum, Inc. of such information.


                                    Yours truly,

                                    OUTTRIM SZABO ASSOCIATES LTD.

                                    /s/ Colin P. Outtrim

                                    Colin P. Outtrim, P. Eng.
                                    President